Westwood Holdings Group, Inc. Reports Second Quarter 2024 Results
Founding Investor in the Texas Stock Exchange
Successful Launch of two Exchange-Traded Funds
Strong Pipeline of Unfunded and Prospective New Clients

Dallas, TX, July 31, 2024 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2024 earnings. Significant items included:
▪Investment strategies beating their primary benchmarks included LargeCap Value, AllCap Value, Dividend Select, High Income, Credit Opportunities, Real Estate Income, MLP SMA, MLP High Conviction and MLP & Energy Infrastructure.
▪MLP SMA, MLP High Conviction and MLP & Energy Infrastructure posted top quartile rankings.
▪We launched our first two exchange-traded funds ("ETFs") in the quarter – the Westwood Salient Enhanced Midstream Income Fund (NYSE: MDST) and the Westwood Salient Enhanced Energy Income Fund (NASDAQ: WEEI). The funds’ net assets as of June 30, 2024 were $43 and $13 million, respectively. The funds are generating high distributable monthly income with annualized distribution rates as of June 27, 2024 of 10.7% for MDST and 11.4% for WEEI.
▪Quarterly revenues totaled $22.7 million flat from the first quarter's $22.7 million and up from $21.9 million a year ago. Comprehensive loss of $2.2 million compared with the first quarter's income of $2.3 million and $2.9 million in 2023's second quarter.
▪Our comprehensive loss included a $3.8 million after tax charge following an increase in the fair value of contingent consideration for our 2022 Salient acquisition due to an increased earnout valuation based on revised revenue expectations.
▪Non-GAAP Economic Loss of $0.5 million compared with the first quarter's Economic Earnings of $3.0 million and $4.0 million in the second quarter of 2023, both driven primarily by contingent consideration revaluations.
▪Westwood held $44.1 million in cash and short-term investments as of June 30, 2024, down $2.5 million from the first quarter. Stockholders' equity totaled $118.5 million and we have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on October 1, 2024 to stockholders of record on September 2, 2024.
Brian Casey, Westwood’s CEO, commented, "We are pleased with our continued progress during the second quarter. Our successful launch of two ETFs and additional wins in the traditional institutional business validate the work that we have been doing for the past several years. In addition, we continue to invest in our new Managed Investment Solutions ("MIS") offering and saw a significant turnaround in revenues from Salient and Broadmark products. While both the investment in MIS and the additional consideration to be paid for the Salient and Broadmark businesses were a drain on earnings in the quarter, they represent good news for our investors. We are proud to be a founding member of the Texas Stock Exchange, the only Texas-based publicly-traded asset management and wealth firm listed as a founder of the Texas Stock Exchange. There are great things happening in Texas and we are excited to be a part of the capital formation that will inspire new businesses in the years ahead.

We are also eagerly anticipating the coming launch of our MIS capability planned for the third quarter. We have already conducted many meetings with prospects, including several discussions with premier national consultants. The reception has been overwhelmingly positive so far and we are looking forward to securing new clients for MIS by year end."
Revenues were flat to the first quarter and up from last year's second quarter.
Firmwide assets under management and advisement totaled $16.8 billion, consisting of assets under management ("AUM") of $15.8 billion and assets under advisement ("AUA") of $1.0 billion.
Second quarter comprehensive loss of $2.2 million compared to the first quarter's income of $2.3 million due to changes in the fair value of contingent consideration and income taxes. Diluted earnings (loss) per share ("EPS") of $(0.27) compared to $0.27 for the first quarter. Non-GAAP Economic Loss of $0.5 million, or $0.06 per share, compared with Economic Earnings of $3.0 million, or $0.36 per share, in the first quarter.
Second quarter comprehensive loss of $2.2 million compared to last year's second quarter income of $2.9 million due to changes in the fair value of contingent consideration and income taxes. Diluted EPS of $(0.27) compared with $0.36 per share for 2023's second quarter. Non-GAAP Economic Losses were $0.5 million, or $0.06 per share, compared with Economic Earnings of $4.0 million, or $0.49 per share, in the second quarter of 2023.
Economic Earnings (Loss) and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss second quarter 2024 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register.vevent.com/register/BI686aa6f159f6411798a220c88cb93b08
After registering, you will be provided with a dial-in number containing a personalized PIN.
Webcast Link: https://edge.media-server.com/mmc/p/8v6a2uhs
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is a focused investment management boutique and wealth management firm.
Founded in 1983, Westwood offers a broad array of investment solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in several distinct investment capabilities: U.S. Value Equity, Multi-Asset, Energy & Real Assets, Income Alternatives, Tactical Absolute Return and Managed Investment Solutions, which are available through separate accounts, the Westwood Funds® family of mutual funds, exchange-traded funds ("ETFs") and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol "WHG." Based in Dallas, Westwood also maintains offices in Chicago, Houston and San Francisco.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM and AUA; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2023 and its quarterly report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
REVENUES:
Advisory fees:
Asset-based	$17,139	$16,817	$16,799
Trust fees	5,227	5,113	5,024
Other, net	322	802	122
Total revenues	22,688	22,732	21,945
EXPENSES:
Employee compensation and benefits	13,638	14,711	13,688
Sales and marketing	755	628	764
Westwood mutual funds	855	721	746
Information technology	2,350	2,290	2,566
Professional services	1,450	1,489	1,355
General and administrative	3,011	2,901	3,235
(Gain) loss from change in fair value of contingent consideration	4,807	(2,949)	(4,078)
Total expenses	26,866	19,791	18,276
Net operating income (loss)	(4,178)	2,941	3,669
Net change in unrealized appreciation (depreciation) on private investments	—	—	24
Net investment income	548	455	211
Other income	224	185	239
Income (loss) before income taxes	(3,406)	3,581	4,143
Income tax provision	(1,193)	1,415	1,244
Net income (loss)	$(2,213)	$2,166	$2,899
Total comprehensive income (loss)	$(2,213)	$2,166	$2,899
Less: Comprehensive income (loss) attributable to noncontrolling interest	30	(130)	4
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$(2,243)	$2,296	$2,895
Earnings (loss) per Westwood Holdings Group, Inc. share:
Basic	$(0.27)	$0.28	$0.36
Diluted	$(0.27)	$0.27	$0.36
Weighted average shares outstanding:
Basic	8,218,596	8,099,028	7,991,228
Diluted	8,218,596	8,392,496	8,131,333
Economic Earnings	$(508)	$3,012	$3,980
Economic EPS	$(0.06)	$0.36	$0.49
Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended
	June 30, 2024	June 30, 2023
REVENUES:
Advisory fees:
Asset-based	$33,956	$33,832
Performance-based	—	555
Trust fees	10,340	10,055
Other, net	1,124	230
Total revenues	45,420	44,672
EXPENSES:
Employee compensation and benefits	28,349	27,890
Sales and marketing	1,383	1,504
Westwood mutual funds	1,576	1,478
Information technology	4,640	4,949
Professional services	2,939	2,884
General and administrative	5,912	6,281
(Gain) loss from change in fair value of contingent consideration	1,858	(5,138)
Acquisition expenses	—	209
Total expenses	46,657	40,057
Net operating income (loss)	(1,237)	4,615
Net change in unrealized appreciation (depreciation) on private investments	—	24
Net investment income	1,003	383
Other income	409	611
Income before income taxes	175	5,633
Income tax provision	222	2,020
Net income (loss)	$(47)	$3,613
Total comprehensive income (loss)	$(47)	$3,613
Less: Comprehensive income (loss) attributable to noncontrolling interest	(100)	25
Comprehensive income attributable to Westwood Holdings Group, Inc.	$53	$3,588
Earnings per share:
Basic	$0.01	$0.45
Diluted	$0.01	$0.45
Weighted average shares outstanding:
Basic	8,158,812	7,922,954
Diluted	8,438,431	8,050,298
Economic Earnings	$2,504	$5,698
Economic EPS	$0.30	$0.71
Dividends declared per share	$0.30	$0.30

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$23,770	$20,422
Accounts receivable	14,324	14,394
Investments, at fair value	20,364	32,674
Prepaid income taxes	945	205
Other current assets	4,506	4,543
Total current assets	63,909	72,238
Investments	8,747	7,247
Equity method investments	4,578	4,284
Noncurrent investments at fair value	1,825	241
Goodwill	39,501	39,501
Deferred income taxes	773	726
Operating lease right-of-use assets	3,127	3,673
Intangible assets, net	22,729	24,803
Property and equipment, net of accumulated depreciation of $8,180 and $10,078	1,144	1,444
Other long-term assets	1,041	1,010
Total long-term assets	83,465	82,929
Total assets	$147,374	$155,167
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$5,312	$6,130
Dividends payable	1,394	1,692
Compensation and benefits payable	5,322	9,539
Operating lease liabilities	1,406	1,286
Total current liabilities	13,434	18,647
Accrued dividends	782	675
Contingent consideration	10,176	10,133
Noncurrent operating lease liabilities	2,516	3,266
Total long-term liabilities	13,474	14,074
Total liabilities	26,908	32,721
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 12,174,073 and 11,856,737, respectively and outstanding 9,293,447 and 9,140,760, respectively	123	119
Additional paid-in capital	202,064	201,622
Treasury stock, at cost – 2,880,626 and 2,715,977, respectively	(88,005)	(85,990)
Retained earnings	4,339	4,650
Total Westwood Holdings Group, Inc. stockholders’ equity	118,521	120,401
Noncontrolling interest in consolidated subsidiary	1,945	2,045
Total liabilities and stockholders’ equity	$147,374	$155,167

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(47)	$3,613
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	326	346
Amortization of intangible assets	2,074	2,063
Net change in unrealized (appreciation) depreciation on investments	(1,004)	(499)
Stock-based compensation expense	2,912	3,372
Deferred income taxes	(47)	228
Non-cash lease expense	546	630
Loss on asset disposition	—	69
Gain on remeasurement of lease liabilities	—	(119)
Fair value change of contingent consideration	1,858	(5,138)
Net (purchases) sales of trading securities	11,430	(7,083)
Accounts receivable	70	919
Other current assets	2	1,141
Accounts payable and accrued liabilities	(814)	(796)
Compensation and benefits payable	(4,217)	(3,345)
Income taxes payable	(740)	1,490
Other liabilities	(664)	(793)
Net cash provided by (used in) operating activities	11,685	(3,902)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition, net of cash acquired	—	(741)
Purchases of property and equipment	(24)	(97)
Purchases of investments	(1,500)	—
Net cash used in investing activities	(1,524)	(838)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(1,075)	—
Restricted stock returned for payment of taxes	(940)	(837)
Payment of contingent consideration in acquisition	(1,815)	—
Cash dividends	(2,983)	(3,053)
Net cash used in financing activities	(6,813)	(3,890)
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,348	(8,630)
Cash and cash equivalents, beginning of period	20,422	23,859
Cash and cash equivalents, end of period	$23,770	$15,229
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,008	$300
Accrued dividends	$2,176	$2,065

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Comprehensive Income (Loss) Attributable to Westwood Holdings Group, Inc. to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic Earnings (Loss) because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings (Loss) divided by diluted weighted average shares outstanding.

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$(2,243)	$2,296	$2,895
Stock-based compensation expense	1,397	1,515	1,624
Intangible amortization	1,032	1,042	1,042
Tax benefit from goodwill amortization	156	125	125
Tax impact of adjustments to GAAP comprehensive income (loss)	(850)	(1,966)	(1,706)
Economic Earnings (Loss)	$(508)	$3,012	$3,980
Earnings (loss) per share	$(0.27)	$0.27	$0.36
Stock-based compensation expense	0.17	0.18	0.19
Intangible amortization	0.12	0.13	0.13
Tax benefit from goodwill amortization	0.02	0.01	0.02
Tax impact of adjustments to GAAP comprehensive income (loss)	(0.10)	(0.23)	(0.21)
Economic EPS	$(0.06)	$0.36	$0.49
Diluted weighted average shares	8,218,596	8,392,496	8,131,333

		Six Months Ended
		June 30, 2024	June 30, 2023
Comprehensive income attributable to Westwood Holdings Group, Inc.		$53	$3,588
Stock-based compensation expense		2,912	3,372
Intangible amortization		2,074	2,063
Tax benefit from goodwill amortization		281	250
Tax impact of adjustments to GAAP comprehensive income		(2,816)	(3,575)
Economic Earnings		$2,504	$5,698
Earnings per share		$0.01	$0.45
Stock-based compensation expense		0.35	0.41
Intangible amortization		0.24	0.26
Tax benefit from goodwill amortization		0.03	0.03
Tax impact of adjustments to GAAP comprehensive income		(0.33)	(0.44)
Economic EPS		$0.30	$0.71
Diluted weighted average shares		8,438,431	8,050,298